151 Farmington Avenue
                                                Hartford, CT 06156




                                                Susan E. Bryant
                                                Counsel
                                                Law Division, RE4A
                                                Investments & Financial Services
April 22,1997                                   (860) 273-7834
                                                Fax: (860) 273-0356




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Gentlemen:


As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28,1997 (incorporated herein by reference to the Rule 24f-2 Notice for the fiscal year ended December 31,1996 filed on behalf of Variable Life Account B of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 (File No.33-76018 and 811-4536).


Sincerely,

/s/Susan E. Bryant

Susan E. Bryant